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                                                                    EXHIBIT 23.4


                            DEGOLYER AND MACNAUGHTON
                       4925 GREENVILLE AVENUE, SUITE 4OO
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 752O6


                                 March 15, 2005





NEG Operating LLC
1400 One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206

 Ladies and Gentlemen:

         We hereby consent to the incorporation of the references to DeGolyer and MacNaughton and to the use by reference of information contained in our "Appraisal Report as of December 31, 2004 on Certain Properties owned by NEG Operating LLC" and "Appraisal Report as of December 31, 2003 on Certain Properties owned by NEG Operating LLC" (our Reports) in the "Supplementary Crude Oil and Natural Gas Reserve Information (Unaudited)" section of the NEG Operating LLC Annual Report on Form 10-K (the Annual Report). However, since the estimates of crude oil and natural gas reserves set forth in our Reports have been combined with reserves estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves estimates contained in the aforementioned Annual Report.

                                             Very truly yours,

                                             /s/ DEGOLYER AND MACNAUGHTON
                                             DeGOLYER and MacNAUGHTON